SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report	June 16, 2004
Date of Earliest Event Reported	June 16, 2004

Old Second Bancorp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-10537	36-3143493
(Commission File Number)	(I.R.S. Employer Identification Number)

37 South River Street, Aurora, Illinois	60507
(Address of principal executive offices)	(Zip Code)

(630) 892-0202

(Registrant’s telephone number, including area code)

Item 5.    Other Events and Regulation FD Disclosure

On June 16, 2004, Old Second Bancorp, Inc.  issued a press release announcing the declaration of a cash dividend of $0.24 per share of common stock payable on July 12, 2004, to stockholders of record on June 25, 2004.  Old Second also announced the declaration of a subsequent 2-for-1 common stock split effected in the form a one hundred percent stock dividend payable on July 28, 2004, to stockholders of record on July 16, 2004.  The press release is attached hereto as Exhibit 99.1.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)           Financial Statements of Business Acquired.

None.

(b)           Pro Forma Financial Information.

None.

(c)           Exhibits.

99.1  Press release dated June 16, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 16, 2004	OLD SECOND BANCORP, INC.

	By:	/s/ J. Douglas Cheatham
J. Douglas Cheatham
Senior Vice President and Chief Financial Officer